EXHIBIT 15


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                                EXHIBIT 15








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that our report dated July 18, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) on the unaudited condensed consolidated balance sheet of Biogen, Inc. and subsidiaries at June 30, 1994, and the related condensed consolidated statements of income for the three month and six month periods then ended and of cash flows for the six month period then ended, is incorporated by reference in the Prospectuses constituting part of its Registration Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-14742, 33-37312, 33-22378
and 33-41077 and as filed on September 21, 1993) and on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183 and 33-51639). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/ Price Waterhouse
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Boston, Massachusetts
July 18, 1994